CONSENT OF INDEPENDENT AUDITORS We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-273742, 333-273297) and S-8 (Nos. 333-223790, 333-210043, 333- 180454, 33-4945) of Heico Corporation of our report dated July 21, 2023 relating to the financial statements of Jazz Parent, Inc., which appears in this Current Report on Form 8-K/A. /s/ PricewaterhouseCoopers LLP Salt Lake City, Utah October 18, 2023